UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On March 11, 2009, CVR Energy, Inc. (the “Company”) issued a press release announcing information regarding its results of operations and financial condition for the full year 2008 and the fourth quarter ended December 31, 2008, a copy of which is attached hereto as Exhibit 99.1.
     The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses four non-GAAP measures: (1) net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap, (2) refining margin, (3) net income (loss) adjusted for special items and (4) operating income (loss) adjusted for special items.
     Net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap is adjusted from results based on GAAP. In managing the Company’s business and assessing its growth and profitability from a strategic and financial planning perspective, the Company’s management and board of directors considers the Company’s GAAP net income results as well as net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap. The Company believes that net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap enhances the understanding of the Company’s results of operations by highlighting income attributable to its ongoing operating performance exclusive of charges and income resulting from mark to market adjustments that are not necessarily indicative of the performance of the Company’s underlying business and its industry. The adjustment has been made for the unrealized gain or loss from Cash Flow Swap net of its related tax benefit. Net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap is not a recognized term under GAAP and should not be substituted for net income as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance or liquidity in evaluating the Company’s business. Because Net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap excludes mark to market adjustments, the measure does not reflect the fair market value of the Cash Flow Swap in the Company’s net income. As a result, the measure does not include potential cash payments that may be required to be made on the Cash Flow Swap in the future. Also, the Company’s presentation of this non-GAAP measure may not be comparable to similarly titled measures of other companies.
     Refining margin is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that the Company believes is important to investors in evaluating the refinery’s performance as a general indicator of the amount above cost of product sold for which the Company is able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from the Company’s statement of operations. The Company’s calculation of refining margin may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, the Company utilizes the total dollar figures for refining margin as derived above and divides by the applicable number of crude oil throughput barrels for the period. The Company believes that refining margin is important to enable investors to better understand and evaluate its ongoing operating results and allow for greater transparency in the review of its overall financial, operational and economic performance.
     Net income (loss) adjusted for special items and operating income (loss) adjusted for special items are non-GAAP measures that the Company believes are important in evaluating the on-going operations of the Company’s segments. These calculations are made in order to adjust for what the Company believes are significant non-operating items such as the petroleum segments, goodwill impairment and the impact of the Company’s share based compensation. Included within both the Petroleum and Nitrogen Fertilizer segment’s operating income are unusual or infrequent events that also impact the Company’s results. Net income (loss) adjusted for special items and operating income (loss) adjusted for special items are not recognized terms under GAAP and should not be substituted for net income or operating income as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance or liquidity in evaluating the Company’s business. The Company believes that net income (loss) adjusted for special items and operating income (loss) adjusted for special items are important to enable investors to better understand and evaluate its ongoing operating results and allow for greater transparency in the review of its overall financial, operational and economic performance.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is being furnished as part of this Current Report on Form 8-K:
99.1	Press release, dated March 11, 2009, issued by CVR Energy, Inc. pertaining to its results of operations and financial condition for the full year 2008 and the fourth quarter ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 11, 2009

CVR ENERGY, INC.
By:	/s/ James T. Rens
James T. Rens
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press release, dated March 11, 2009, issued by CVR Energy, Inc. pertaining to its results of operations and financial condition for the full year 2008 and the fourth quarter ended December 31, 2008.